UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

   FORM  8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014 (April 23, 2014)

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

       19 HARTOM STREET, BINAT BUILDING 5th FLOOR
HAR HOTZVIM, JERUSALEM 9777518, ISRAEL
 (Address of principal executive offices, zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

     Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

At the annual general meeting (the “Meeting”) of the shareholders of magicJack VocalTec Ltd. (the “Company”) held on April 23, 2014, the following matters were approved by the Company’s shareholders:

1.  To approve the re-election of the following persons to serve as directors of the Company until the next annual general meeting of shareholders to be held in 2015:

Mr. Donald A. Burns

For	Against	Abstain	Broker Non-Vote
7,642,722	93,673	28,182	5,797,119

Mr. Richard Harris

For	Against	Abstain	Broker Non-Vote
7,539,548	197,647	27,382	5,797,119

Dr. Yuen Wah Sing

For	Against	Abstain	Broker Non-Vote
7,449,666	286,593	28,318	5,797,119

Mr. Gerald Vento

For	Against	Abstain	Broker Non-Vote
7,662,442	75,389	26,746	5,797,119

2.	To approve the re-election of Ms. Tal Yaron-Eldar to serve as an external director of the Company for a term of three years in accordance with the provisions of the Israeli Companies Law.

For	Against	Abstain	Broker Non-Vote
7,210,370	224,272	293,116	5,833,938

As provided in the Israeli Companies Law, the proposal received a majority of the votes of the shareholders who are not controlling shareholders and do not have a personal interest in the approval of the proposal (excluding personal interest that is not due to a relationship with the controlling shareholder),and the total number of shares voted against the proposal did not exceed 2% of the aggregate voting rights of the Company.

3.	To approve the grant of 7,000 restricted units to Mr. Donald A. Burns and Mr. Richard Harris under the terms of the 2013 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
7,141,954	311,841	310,782	5,797,119

4.	To approve the grant of 7,000 restricted units to Ms. Tal Yaron-Eldar and Mr. Yoseph Dauber under the terms of the 2013 Israeli Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
7,097,327	317,808	307,022	5,839,539

As provided in the Israeli Companies Law, the proposal received a majority of the votes of the shareholders who are not controlling shareholders and do not have a personal interest in the approval of the proposal (excluding personal interest that is not due to a relationship with the controlling shareholder), and the total number of shares voted against the proposal did not exceed 2% of the aggregate voting rights of the Company.

5.	To approve the grant of options and cash compensation to Dr. Yuen Wah Sing in connection with his service as President of Tiger Jet Network, Inc., a wholly owned subsidiary of the Company.

For	Against	Abstain	Broker Non-Vote
6,660,973	1,057,165	37,165	5,806,393

6.	To amend the Company's 2013 Stock Incentive Plan to increase the number of ordinary shares available for awards from 2,250,000 to 3,600,000 and amend the term of options granted under the plan.

For	Against	Abstain	Broker Non-Vote
6,931,686	787,119	44,773	5,798,118

7.
To amend the Company's 2013 Israeli Stock Incentive Plan to increase the number of ordinary shares available for awards from 2,250,000 to 3,600,000 and amend the term of options granted under the plan.

For	Against	Abstain	Broker Non-Vote
6,932,913	786,487	44,178	5,798,118

8.
To approve and ratify the purchase of a directors and officers liability insurance policy and approve its renewal or the purchase of new directors and officers liability insurance for an additional four years.

For	Against	Abstain	Broker Non-Vote
7,593,183	105,815	15,345	5,847,353

As provided in the Israeli Companies Law, the proposal received a majority of the votes of the shareholders who are not controlling shareholders and do not have a personal interest in the approval of the proposal, and the total number of shares voted against the proposal did not exceed 2% of the aggregate voting rights of the Company.

9.
To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent public auditors for the year ending December 31, 2014 and authorize the Company’s Board of Directors, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services.

For	Against	Abstain	Broker Non-Vote
13,336,137	94,892	130,667	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGICJACK VOCALTEC LTD.

By:	/s/ Jose Gordo
Jose Gordo
Chief Financial Officer

Date: April 28, 2014